Exhibit 99(a)(1)(C)

NOTICE OF WITHDRAWAL OF TENDER

REGARDING SHARES HELD IN

FS INVESTMENT CORPORATION

Tendered Pursuant to the Offer to Purchase

Dated February 21, 2012

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, AND THIS NOTICE OF WITHDRAWAL MUST BE

RECEIVED BY FS INVESTMENT CORPORATION, EITHER BY

HAND-DELIVERY OR MAIL, BEFORE 5:00 P.M., CENTRAL TIME,

ON MARCH 27, 2012, UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN TO THE FOLLOWING ADDRESS:

For delivery by regular mail:	For delivery by registered, certified or express mail, by overnight courier or by hand:

FS Investment Services c/o DST Systems, Inc. P.O. Box 219095 Kansas City, MO 64121-9095	FS Investment Services c/o DST Systems, Inc. 430 W 7th Street Kansas City, MO 64105-1407

YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS NOTICE OF WITHDRAWAL IS

RECEIVED BY FS INVESTMENT CORPORATION AT THE ADDRESS ABOVE.

Ladies and Gentlemen:

The undersigned hereby withdraws the tender of its Shares to FS Investment Corporation (the “Company”) for purchase by the Company that previously was submitted by the undersigned in a Letter of Transmittal dated                                         , 2012.

This tender was in the amount of:                                          Shares.

The undersigned recognizes that upon the receipt on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Company.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:

(Signature of Investor(s) or Authorized Person(s)	(Signature of Investor(s) or Authorized Person(s)
Exactly as Appeared on Subscription Agreement)	Exactly as Appeared on Subscription Agreement)

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)
FOR OTHER INVESTORS:

(Signature of Investor(s) or Authorized Person(s)	(Signature of Investor(s) or Authorized Person(s)
Exactly as Appeared on Subscription Agreement)	Exactly as Appeared on Subscription Agreement)

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)
Date: , 2012

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